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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this registration statement on Form S-1 (File No. 333- ) of our report dated February 10, 2000, on our audits of the financial statements of Nucleus Consulting, Inc. as of December 31, 1999 and 1998, and for the years then ended. We also consent to the references to our firm under the caption "Experts."


/s/ Klayman & Korman, LLC
Klayman & Korman, LLC
May 26, 2000